Exhibit 23.4

CONSENT OF REGISTERED

INDEPENDENT PUBLIC ACCOUNTING

FIRM

February 15, 2023

Board of Directors of Public Company Management Corporation :

We hereby consent to the inclusion in the Form 10-K of our report dated February 15, 2023, with respect to the balance sheets of Public Company Management Corporation as of September 30, 2022 and 2021 and the related statements of operations, shareholders’ equity and cash flows for the fiscal year periods thus ended and the related notes to the financial statements.

Manchester, VT

February 16, 2023